UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A

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the Securities Exchange Act of 1934 (Amendment No.          )

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NEENAH INC

NEENAH, INC.
PRESTON RIDGE III
3460 PRESTON RIDGE ROAD, SUITE 600
ALPHARETTA, GA 30005

D38935-P52336

Your **Vote** Counts!

NEENAH, INC.

2021 Annual Meeting

Vote by May 19, 2021 11:59 PM ET. For shares held in a Plan, vote by May 18, 2021 11:59 PM ET.



You invested in NEENAH, INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on May 20, 2021.**

Get informed before you vote

View the Proxy Statement and the 2020 Annual Report to Stockholders online OR you can receive a free paper copy of voting material(s) by requesting prior to May 6, 2021. If you would like to request a copy of the voting material(s), you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line.

For complete information and to vote, visit **www.ProxyVote.com**

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Vote Virtually at the Meeting*

May 20, 2021
3:00 p.m. Eastern Daylight Time

Virtually at:
www.virtualshareholdermeeting.com/NP2021

*Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.

V1

Vote at www.ProxyVote.comTHIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.Voting Items 1. Proposal for election of Class II Directors: Nominees: 1a. Margaret S. Dano 1b. Donna M. Costello 2. Proposal to approve an advisory vote on the Company’s executive compensation; 3. Proposal to ratify Deloitte & Touche LLP as the independent registered public accounting firm of Neenah, Inc. for the fiscal year ending December 31, 2021.Board RecommendsFor For For ForPrefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”.